Exhibit 8.1

Subsidiary	Main activity	Jurisdiction of incorporation	Ownership interest as of December 31, 2015
JSC QIWI	Operation of electronic payment kiosks	Russia	100%
CJSC QIWI-Service [1]	Corporate center of the Group	Russia	—
QIWI Bank JSC	Maintenance of electronic payment systems	Russia	100%
CJSC QIWI International Processing Services [1]	Operation of on-line payments	Russia	—
QIWI Payments Services Provider Ltd	Operation of on-line payments	United Arab Emirates	100%
QIWI International Payment System LLC	Operation of electronic payment kiosks	USA	100%
Qiwi Kazakhstan LP	Operation of electronic payment kiosks	Kazakhstan	100%
JLLC OSMP BEL	Operation of electronic payment kiosks	Belarus	51%
QIWI-M S.R.L.	Operation of electronic payment kiosks	Moldova	51%
United System of Instant Payments RO S.R.L.[4]	Operation of electronic payment kiosks	Romania	100%
QIWI WALLET EUROPE SIA	Operation of electronic payment kiosks	Latvia	100%
IT Billion LLC	Operation of electronic payment kiosks	USA	—
QIWI USA LLC	Operation of electronic payment kiosks	USA	—
QIWI Retail LLC (renamed from K5 Retail LLC)	Sublease of space for electronic payment kiosks in Russia	Russia	100%
Blestgroup Enterprises Ltd [3]	Management services	Cyprus	—
CMT Engineering LLC	Production and sales of kiosks	Russia	—
QIWI Management Services FZ-LLC	Management services	United Arab Emirates	100%
QIWI Publisher LLC[2]	Sale of licenses and software	Russia	—
CIHRUS LLC	Management services	Russia	100%
Attenium LLC	Management services	Russia	100%
Gikor LLC	Operation of on-line payments	Russia	100%
Processingovyi Tsentr Rapida LLC	Operation of on-line payments	Russia	100%
Rapida LTD	Maintenance of payment processing and money transfer settlement systems	Russia	100%
Analiticheskiy Tcentr LLC[5]	Operation of on-line payments	Russia	100%

[1]	As of April 30, 2015, the entities were reorganized in the form of accession to JSC QIWI.
[2]	Subsidiary was liquidated in August, 2015.
[3]	Subsidiary was liquidated in November, 2015.
[4]	During the year ended December 31, 2015, the Group purchased the remaining 49% of United System of Instant Payments RO S.R.L for insignificant consideration.
[5]	On December 3, 2015, the Group acquired 100% of Analiticheskiy Tcentr LLC for a cash consideration of 19,900.